Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-3

(Form Type)

Cipher Mining Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common stock, $0.001 par value per share	—	—	—	—	—	—

	Equity	Preferred Stock	—	—	—	—	—	—

	Other	Warrants	—	—	—	—	—	—

	Other	Units	—	—	—	—	—	—

	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	$500,000,000(1)	— (2)	$500,000,000	0.0000927	$46,350.00

	Equity	Common stock, $0.001 par value per share	457(c)	10,000,000(3)	$1.57(4)	$15,700,000	0.0000927	$1,455.39

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Common stock, $0.001 par value per share(5)	415(a)(6)	13,180,065(6)	$3.24	$42,703,410.60(7)			S-1	333-262283	January 28, 2022	$3,958.60

	Equity	Common stock, $0.001 par value per share(5)	415(a)(6)	8,613,978(6)	$11.50	$99,060,747.00(7)			S-1	333-262283	January 28, 2022	$9,182.90

	Equity	Common stock, $0.001 par value per share(5)	415(a)(6)	85,500(6)	$3.24	$277,020.00(7)			S-1	333-262283	January 28, 2022	$25.68

	Other	Warrants(5)	415(a)(6)	85,500(6)	$0.76	$64,980.00(7)			S-1	333-262283	January 28, 2022	$6.02

	Total Offering Amounts					$515,700,000	0.0000927	$47,805.39

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$47,805.39

(1)

The amount to be registered consists of up to $500,000,000 aggregate offering price of an indeterminate amount of ordinary stock, preferred stock, warrants and/or units of the registrant. There is also being registered hereunder such currently indeterminate number of ordinary stock and preferred stock as may be issued upon conversion, exchange or exercise, as applicable, of any preferred shares or warrants or settlement of any units, including such shares of ordinary shares or preferred shares as may be issued pursuant to anti-dilution adjustments determined at the time of offering. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)

Consists of 10,000,000 shares of common stock of the registrant to be offered and sold by a selling securityholder. Pursuant to Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities.

(4)

Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act, as amended, based on the average of the high and the low prices as reported on the Nasdaq Global Select Market on September 19, 2022.

(5)

Consists of 13,265,565 shares of common stock and 85,500 warrants to be offered and sold by the selling securityholders and 8,613,978 shares underlying warrants (together, the “Carry-Forward Securities”) previously registered under the registrant’s Registration Statement on Form S-1 (File Nos. 333-262283), initially filed with the Securities and Exchange Commission on January 21, 2022, and initially declared effective on January 28, 2022 (as amended, the “Prior S-1 Registration Statement”), which remain unsold as of the date of this registration statement. Pursuant to Rule 415(a)(6), the registration fees relating to the Carry-Forward Securities under the Prior S-1 Registration Statement will continue to be applied to such securities hereunder. If securities previously registered under the Prior S-1 Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder. Pursuant to Rule 415(a)(6), the offering of the Carry-Forward Securities under the Prior S-1 Registration Statement will be deemed terminated as of the effective date of this registration statement.

(6)

Pursuant to Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities.

(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Unit for the Carry-Forward Securities related to the Prior S-1 Registration Statement is based on the average of the high and low prices reported for the registrant’s common stock and warrants, respectively, on January 19, 2022, as specified in the fee table of the Prior S-1 Registration Statement.